EXHIBIT 99.2
                            IR OPERATING CORPORATION
                          (A Development Stage Company)

                    REPORT ON AUDITS OF FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 2000,
                       PERIOD JANUARY 10, 1999 (INCEPTION)
                          THROUGH DECEMBER 31, 1999 AND
                  CUMULATIVE FROM JANUARY 10, 1999 (INCEPTION)
                            THROUGH DECEMBER 31, 2000




                          INDEX TO FINANCIAL STATEMENTS


                                                                      Page

Independent auditors' report                                          F-2

Balance sheets                                                        F-3

Statements of operations                                              F-4

Statement of stockholders' deficiency                                 F-5

Statements of cash flows                                              F-6

Notes to financial statements                                         F-7 - F-11

                          Independent Auditors' Report


Board of Directors and Stockholders
IR Operating Corporation


     We have audited the accompanying balance sheets of IR Operating Corporation (a development stage company) as of December 31, 2000 and 1999, and the related statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 2000, the period January 10, 1999 (inception) through
December 31, 1999 and cumulative from January 10, 1999 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IR Operating Corporation as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000, the period January 10, 1999 (inception) through December 31, 1999 and cumulative for January 10, 1999 (inception) through December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that IR Operating Corporation will continue as a going concern. As discussed in Note 1 to the financial statements, IR Operating Corporation has suffered continuing losses and has negative working capital. These factors raise substantial doubt regarding its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

     As discussed in Note 12 to the financial statements, in February 2001 the Company entered into agreements to be acquired by a third party and to dispose of its operating assets and liabilities.



                                                /s/ Holtz Rubenstein & Co., LLP
                                                    HOLTZ RUBENSTEIN & CO., LLP


Melville, New York
January 31, 2001 (except for Note 12,
     as to which the date is February 2, 2001)

                            IR OPERATING CORPORATION
                          (A Development Stage Company)

                                 BALANCE SHEETS




                                                                          December 31,
                                                           -----------------------------------
       ASSETS                                                      2000                  1999
                                                           -------------        --------------

   CURRENT ASSETS:
     Cash                                                  $     15,867         $       4,551
     Prepaid expenses                                            38,057                30,057
                                                           -------------        --------------
       Total current assets                                      53,924                34,608

   PROPERTY AND EQUIPMENT (Note 3)                              106,918                     -

   PATENTS (Note 4)                                              68,319                67,641
                                                           -------------        --------------
                                                           $    229,161         $     102,249
                                                           =============        ==============
   LIABILITIES AND STOCKHOLDERS' DEFICIENCY

   CURRENT LIABILITIES:
     Accounts payable and other current liabilities        $     33,894         $      18,467
     Accrued compensation                                       171,000                71,000
     Loan payable - stockholder (Note 5)                        454,000               328,000
                                                           -------------        --------------
       Total current liabilities                                658,894               417,467
                                                           -------------        --------------
   COMMITMENTS (Note 9)

   STOCKHOLDERS' DEFICIENCY:  (Note 7)
     Common stock, par value $.001 per share;
       authorized 200,000,000 shares, issued and
       outstanding 5,196,851 and 5,033,128 shares                5,197                 5,033
     Preferred stock, par value $.001; authorized
       5,000,000 shares; 0 issued and outstanding                    -                     -
     Additional paid-in capital                                488,233               312,967
     Deficit accumulated during the development stage         (923,163)             (633,218)
                                                           -------------        --------------
                                                              (429,733)             (315,218)
                                                           -------------        --------------
                                                           $   229,161          $    102,249
                                                           =============        ==============


                        See notes to financial statements

                            IR OPERATING CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS


                                                                                              Cumulative
                                                                         Period                  from
                                                                       January 10,            January 10,
                                                                          1999                   1999
                                                   Year                (Inception)            (Inception)
                                                   Ended                 through                through
                                                December 31,           December 31,           December 31,
                                                   2000                   1999                   2000
                                                ------------           ------------           -------------
REVENUES                                        $    46,140            $        -             $    46,140
                                                ------------           ------------           -------------
EXPENSES: (Notes 5, 6, 8, 9 and 11)
   Cost of sales                                     32,404                     -                  32,404
   Organization and merger costs                          -               347,905                 347,905
   Loss on aborted acquisition                            -               122,114                 122,114
   General and administrative                       229,188               154,349                 383,537
   Rent expense                                      64,000                     -                  64,000
   Other income                                     (10,000)                    -                 (10,000)
   Interest expense                                  20,493                 8,850                  29,343
                                                    336,085               633,218                 969,303
                                                ------------           ------------           -------------
NET LOSS                                        $  (289,945)           $ (633,218)            $  (923,163)
                                                ============           ============           =============

NET LOSS PER SHARE (NOTE 7)                     $      (.06)           $     (.13)            $      (.19)
                                                ============           ============           =============
WEIGHTED AVERAGE NUMBER
   OF SHARES OF COMMON
   STOCK OUTSTANDING                              5,147,966             4,758,341               4,955,851
                                                ============           ============           =============




                        See notes to financial statements

                            IR OPERATING CORPORATION
                          (A Development Stage Company)

                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                 (Notes 6 and 7)




                                                       Common Stock         Preferred Stock
                                                       200,000,000 Shares   5,000,000 Shares               Deficit
                                     Common Stock      $.001 Par Value        $.001 Par Value              Accumulated
                                     --------------------------------------------------------- Additional  During the
                                             Par                    Par                 Par    Paid-in     Development
                                   Shares    Value     Shares       Value   Shares      Value  Capital     Stage             Total
                                   -------------------------------------------------------------------------------------------------

BALANCE, January 10, 1999              -   $     -         -      $    -        -    $  -     $       -    $        -   $       -

Common stock issued for cash       1,000    300,000        -           -        -       -             -             -       300,000

Common stock shares issued for
   acquisition of Fox Group
   Enterprises, Inc.              (1,000)  (300,000)   7,838,102   7,838        -       -        292,162            -            -

Common stock issued to consultants     -         -     1,062,230   1,062        -       -         16,938            -        18,000

Stock reversion                        -         -    (3,867,204) (3,867)       -       -          3,867            -            -

Net loss                               -         -         -        -           -       -             -      (633,218)     (633,218)
                                   -------------------------------------------------------------------------------------------------
BALANCE, December 31, 1999             -         -     5,033,128   5,033        -       -        312,967     (633,218)     (315,218)

Common stock issued for cash           -         -       163,723     164        -       -        175,266            -       175,430

Net loss                               -         -         -        -           -       -             -      (289,945)     (289,945)
                                   -------------------------------------------------------------------------------------------------
BALANCE, December 31, 2000             -   $     -     5,196,851  $5,197        -    $  -     $  488,233   $ (923,163)  $  (429,733)
                                   =================================================================================================



                        See notes to financial statements

                            IR OPERATING CORPORATION
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                                                                                                Cumulative
                                                                                  Period           from
                                                                                 January 10,     January 10,
                                                                                   1999            1999
                                                                   Year         (Inception)     (Inception)
                                                                   Ended          through         through
                                                                December 31,    December 31,    December 31,
                                                                   2000            1999            2000
                                                                -------------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                     $   (289,945)   $   (633,218)   $   (923,163)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
       Loss incurred in merger transaction                                 -         200,000         200,000
       Non-cash compensation                                               -          18,000          18,000
       Changes in operating assets and liabilities:
         (Increase) in assets:
           Prepaid expenses                                           (8,000)        (30,057)        (38,057)
         Increase in liabilities:
           Accounts payable and other current
              liabilities                                             15,427          18,467          33,894
           Accrued compensation                                      100,000          71,000         171,000
                                                                -------------   -------------   -------------
       Net cash used in operating activities                        (182,518)       (355,808)       (538,326)
                                                                -------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Net cash used in business acquisition                                   -        (200,000)       (200,000)
   Acquisition of property and equipment                            (106,918)              -        (106,918)
   Acquisition of intangible assets                                     (678)        (67,641)        (68,319)
                                                                -------------   -------------   -------------
       Net cash used in investing activities                        (107,596)       (267,641)       (375,237)
                                                                -------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from loan payable - stockholder                          126,000         328,000         454,000
   Proceeds from issuance of common stock                            175,430         300,000         475,430
                                                                -------------   -------------   -------------
       Net cash provided by financing activities                     301,430         628,000         929,430
                                                                -------------   -------------   -------------
Net increase in cash and cash equivalents                             11,316           4,551          15,867

Cash and cash equivalents at beginning of period                       4,551               -               -
                                                                -------------   -------------   -------------
Cash and cash equivalents at end of period                      $     15,867    $      4,551    $     15,867
                                                                =============   =============   =============



                        See notes to financial statements

                            IR OPERATING CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                        YEAR ENDED DECEMBER 31, 2000 AND
                       PERIOD JANUARY 10, 1999 (INCEPTION)
                            THROUGH DECEMBER 31, 2000


1.   Nature of Operations:

     The Company has been in the development stage since inception. IR Operating Corporation's (the "Company") financial statements for the year ended December 31, 2000 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of approximately $923,000 for the period January 10, 1999 (inception) through December 31, 2000 and has negative working capital of $605,000 at December 31, 2000. Subsequent to December 31, 2000, the Company entered into agreements to (i) be acquired by another company and (ii) dispose of essentially all of its operating assets.


2.   Summary of Significant Accounting Policies:

     a. Statement of cash flows

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     b. Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     c. Organization costs

     The Company expenses organization costs as incurred. Organization costs incurred in the period January 10, 1999 (inception) through December 31, 1999 approximated $130,000.

     d. Income taxes

     Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. At December 31, 2000, the deferred tax assets relating to the Company's net operating loss carryforwards and organization costs were fully reserved.

     e. Comprehensive income (loss)

     Other comprehensive income refers to revenues, expenses, gains and losses that under accounting principles generally accepted in the United States of America are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders' equity. Comprehensive loss was equivalent to net loss for all periods presented.

     f. Revenue recognition

     The Company recognizes revenue upon shipment of the product (ground plastic waste).


3.   Property and Equipment:

     Property and equipment at December 31, 2000 consists principally of an in-process plastic grinding production line. Approximately $48,000 of labor costs related to the construction of this line were capitalized in the year ended December 31, 2000.


4.   Patents:

     During 1999, the Company acquired the rights to certain patents for plastics technology for aggregate consideration approximating $68,000. The cost of these patents will be charged to operations over their estimated useful lives (15 years) commencing with the Company's start of operations.


5.   Loan Payable - Stockholder:

     As of December 31, 2000, the Company has borrowed an aggregate of $454,000 from an officer/stockholder and his family. The loans are evidenced by promissory notes with interest accruing at the rate of 5.5% per annum.


6.   Merger Agreement:

     On March 29, 1999, Atlantic Medical Corporation ("Atlantic") acquired 100% of the issued and outstanding common stock of Fox Group Enterprises, Inc. ("Fox") making Fox a wholly-owned subsidiary of Atlantic. Under the terms of the merger agreement, the holders of Fox were issued 7,441,700 shares of the Company's common stock. An additional 1,062,230 shares of common stock (valued at $18,000) were issued to consultants in connection with the transaction. The pre-merger shareholders of Atlantic were paid $200,000 by Fox.

     In connection with the non-attainment of certain conditions, effective September 29, 1999, the Fox holders returned 3,867,204 shares of common stock to the Company and cancelled and an additional 750,000 shares reverted to the Atlantic shareholders.

     Although in the form of a merger, the transaction is, in substance, an acquisition of Atlantic by Fox. Atlantic and Fox stockholders agree that all issued and outstanding shares of common stock of Fox, equal to one hundred percent (100%), shall be exchanged with Atlantic for approximately 84% of the common stock of Atlantic. Stockholders represent and warrant that they will hold such shares of Atlantic for investment purposes and not for further public distribution. These shares will be appropriately restricted.

     Subsequent to December 31, 2000, the notes were exchanged for notes with new terms (see Note 12).

     The excess of the consideration paid over the fair value of the net assets received was charged to operations in the period ended December 31, 1999.

     Prior to the closing of the merger agreement unanimous written consent was received by Atlantic's directors and a majority of Atlantic's shareholders approved Atlantic changing its name to "IR Operating Corporation".


7.   Stockholders' Equity:

     a. Capitalization

     Pursuant to an amendment of the Company's certificate of incorporation, the Company has authorized 200,000,000 shares, par value $0.001, of common stock. The common stock has one vote per share, with no cumulative voting. There are no pre-emptive rights, no conversion rights, no preferences, no redemption provision, no sinking fund provisions or any liability for further calls or assessments. There are no stated liquidation rights other than those that may exist under Delaware law.

     The Company has authorized 5,000,000 shares, par value $0.001 of preferred stock. Shares of preferred stock may be issued in such classes or series, and may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, or restrictions thereof, shall be stated and expressed in the Articles of Incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions thereof.

     b. Net loss per share

     Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128) requires dual presentation of basic and diluted EPS. Basic EPS excludes dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if stock options or convertible securities were exercised or converted into common stock.

     Contingently issuable and issued shares are excluded from the weighted average number of shares outstanding until all necessary conditions have been satisfied at the end of the reporting period. The 3,867,204 shares subject to reversion to the Company (Note 6) were excluded from the EPS computation for the periods January 10, 1999 (inception) through December 31, 1999 and January 10, 1999 (inception) through December 31, 2000.

     Basic and diluted loss per share amounts were equivalent for the period.

     c. Stock option plan

     The Company has adopted a non-qualified option plan (the "1999 Plan") covering 3,000,000 shares of common stock of the Company. Options under the Plan are granted at terms set by the Board of Directors at the time of issuance. As of December 31, 2000, 85,000 options have been granted to consultants under the 1999 Plan.


8.   Loss on Aborted Acquisition:

     During the period January 10, 1999 (inception) through December 31, 1999, the Company incurred charges to operations of approximately $122,000 relating to an aborted acquisition of assets.

9.   Commitments:

     a. Employment agreement

     In April 1999 the Company entered into a five year employment agreement with an officer which provides for a minimum annual salary of $100,000.

     b. Consulting agreement

     The Company is party to a five year agreement with an outside consultant which becomes effective upon the Company's commencement of operations. The agreement provides for minimum annual compensation of $100,000 in the first year, with annual 10% increases thereafter. Additional increases will be earned in the event the Company meets certain operating thresholds. In the event the Company generates annual revenues from its plastic processing technology, in excess of $1 million, the consultant shall be granted options to acquire 10,000 shares of common stock at an exercise price equal to the current market value.

     In consideration for a covenant not to compete with the Company, the consultant will be entitled to receive 25,000 shares of common stock upon the Company's commencement of operations.

     c. Litigation

     The Company is involved in various lawsuits and other matters incidental to its business. In the opinion of management, the ultimate liabilities, if any, resulting from such lawsuits and claims will not materially affect the financial position of the Company.

     d. Lease agreement

     On March 1, 2000, the Company entered into a lease agreement for an operating facility. The agreement, with an initial term of twelve months, provides for an annual rent, including real estate taxes and insurance, approximating $72,000, payable in monthly installments. The Company leases another facility on a month-by-month basis.


10.  License Agreement:

     The Company entered into an agreement to license its patented technology to a third party. The Company is entitled to future compensation in the form of license payments, commencing when the licensee reaches certain performance levels, and royalty payments based on sales volume. The Company will provide technical support for which it will be compensated for its direct costs.


11.  Supplemental Information Statement of Cash Flows:

     No cash payments for interest or income taxes were made during the year ended December 31, 2000 and the period January 10, 1999 (inception) through December 31, 1999.

     The raw materials processed during 2000 were donated to the Company by unrelated third parties at no cost.

12.  Subsequent Events:

     In February 2001 the Company acquired Digi Link Technologies, Inc. ("Digi Link"), a communications company. The holders of Digi Link stock received
95,000,000 shares of IR Operating common stock. Although in the form of a merger, the transaction is, in substance, an acquisition of IR by Digi Link as the control of IR will transfer from the management of IR to the management of Digi Link.

     Concurrent with the merger, the Company transferred essentially all of its operating assets and liabilities to an officer/shareholder. Consideration will consist of 825,000 shares of the Company's post-merger common stock. Further, two other officer/shareholders contributed 390,000 shares of common stock to the Company for no consideration.

     In addition, on February 2, 2001 an officer/shareholder exchanged $440,000 of existing promissory notes for a new note (the "New Note"). The New Note, bearing interest at 8% per annum, is payable $125,000 on February 2, 2001, $50,000 on March 15, 2001, $50,000 on June 15, 2001, and the balance due in twelve equal monthly installments commencing July 1, 2001.